Exhibit 10.34
                             EMPLOYMENT AGREEMENT

AGREEMENT dated as of the 1st day of January 2005, between Brooklyn Cheesecake & Desserts Company, Inc., a New York corporation, with an office at 20 Passaic Avenue, Fairfield, New Jersey 07004 (the "Company"), and Ronald L. Schutte, residing at 360 Hollywood Avenue, Yonkers, New York 10707 (the "Employee").


                                 WITNESSETH:

WHEREAS, the Employee is currently the Chief Executive Officer of the Company; and

WHEREAS, the Company desires to continue to employ the Employee as the Chief Executive Officer, and the Employee is willing to continue such employment for a period of three (3) years from the date of this Agreement, all on the terms hereinafter set forth;

NOW, THEREFORE, the parties agree as follows:

      1. Employment. The Company hereby employs the Employee as its Chief Executive Officer on the terms set forth hereinafter until the Expiration Date of this Agreement, subject to any earlier termination as provided for by this Agreement, and the Employee hereby accepts such employment. The Expiration Date of this
            Agreement shall be the third anniversary of the date of this Agreement. Except as otherwise provided for in this Agreement, in the event the Company terminates employment of the Employee for "Cause" or the Employee wrongfully terminates this Agreement or the Company terminates this Agreement because of the material breach of this Agreement by the Employee, the Company shall be not be liable to perform its obligations under the terms of this Agreement. "Cause" means a breach of fiduciary duty or duty of loyalty to the Company, misappropriation of any asset or opportunity of the Company, failure to perform one's duties (other than because of the Company's failure to pay compensation as provided in this Agreement or because of illness, accident, or other disability to the extent permitted in this Agreement), failure to perform one's duties in a competent manner, any other material breach of this Agreement, or indictment for any felony regardless of whether the charge relates to the Company. Except as otherwise provided for in this Agreement, in the event that the Company terminates employment of the Employee without Cause or wrongfully terminates this Agreement or the Employee terminates this Agreement because of the material breach of this Agreement by the Company, the Company shall be liable to perform its obligations under the terms of this Agreement, which shall include making payments to the Employee pursuant to Section 4 of this Agreement until the Expiration Date, and the Company shall pay the Employee severance pay in the amount of Two Hundred Thousand United States Dollars (U.S.$200,000), which shall be in addition to any amounts that may be paid to the Employee pursuant to this Agreement or under law.


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      2.    Duties. During his employment, the Employee shall have the title and serve as the  Chief  Executive  Officer  of the  Company  and  shall
            perform  such  reasonable   executive  duties  compatible  with  his
            position. The office of the Company located at 20 Passaic Avenue, Fairfield, New Jersey 07004 shall constitute the Employee's base of operations. The Company may change the base of operations to anywhere within a radius of fifty (50) miles from the Company's present location, and the Employee shall not be required to render services on a permanent basis outside of this area. The Employee, though, shall render services away from this area on a temporary basis and travel wherever the Company may reasonably require. If elected a director or officer of the Company or of any affiliate of the Company, the Employee shall serve in that capacity without compensation other than as expressly provided in this Agreement.

      3. Extent of Services. The Employee will devote substantially all of his working time to performing his duties under this Agreement, and during his employment with the Company the Employee will not (i) act for his own account in any manner which is competitive with any of the business of the Company or which would interfere with the performance of his duties under this Agreement, or (ii) serve as an officer, director or employee of or advisor to any other business entity which is competitive with any of the business of the Company, or (iii) invest or have any financial interest, direct or indirect, in any business competitive with any of the business of the Company, provided, however, that notwithstanding the foregoing, the Employee may own up to 1% of the outstanding equity securities of any company engaged in any such competitive business whose shares are listed on a national securities exchange or regularly quoted in an over-the-counter market by one or more members of a national or an affiliated securities association. The Employee will be deemed to have an indirect financial interest in any business in which any of the following has any financial interest: the Employee's spouse or any lineal descendant or ancestor of the Employee. The Employee may make personal and business investments, engage in personal and business ventures, enter into other business relationships, and own, operate, or manage businesses that require minimal portions of the Employee's working day, provided that such activities do not interfere with and are not inconsistent with his duties hereunder and are not competitive with any business of the Company.

4.    Compensation.

      4.1. Salary. The Company shall pay the Employee a salary at the rate of Two Hundred Thousand United States Dollars (U.S.$200,000) per year. One Hundred Thousand United States Dollars (U.S. $100,000) shall payable be in cash in equal, weekly installments, and One Hundred Thousand United States Dollars (U.S.$100,000) shall be payable in either cash or stock, which manner of payment shall be decided upon by mutual agreement between the Company and the Employee. In the event that the Company and Employee mutually agree to have a portion of compensation paid in stock, then the stock price upon which compensation shall be based will be the fair market value of the


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            Company's  common shares  averaged over the twenty (20) trading days immediately preceding the date the Company and the Employee agree to pay the Employee in stock. Thereafter the Company shall review the Employee's salary at least annually, but in any event, although the Company may increase, decrease, or not change the Employee's salary, his salary shall not at any time be less than Two Hundred Thousand United States Dollars (U.S.$200,000) per year. The Employee shall not be entitled to overtime or other additional compensation as a result of services performed during evenings, weekends, or at other times.

      4.2. Additional Compensation. The Company may pay the Employee, as additional compensation, a bonus of up to 250% of the salary of the Employee. The Compensation Committee of the Board of Directors shall determine the amount of the bonus. Any such bonus that may be awarded shall be based upon performance-based criteria and goals as established by the Compensation Committee. The Company shall pay any amount owing to the Employee under this Section 4.2 within thirty
            (30)  days  after  the  award  of  the  bonus  by  the  Compensation
            Committee.

      4.3. Deductions. The Company shall deduct and withhold from any compensation payable to the Employee under this Agreement such amounts as the Company is required to deduct and withhold by law. The Company may also deduct and withhold from any such compensation, to the extent permitted by law, such amounts as the Employee may owe to the Company.

      4.4. Option Agreement. The Company shall grant the Employee options (the "Options") to purchase Five Hundred Thousand (500,000) common shares of the Company at the price of Eights Cents ($.08) per share.

5.    Expenses.

      5.1. The Company shall reimburse the Employee for all proper, normal, and reasonable expenses incurred by the Employee in performing his obligations under this Agreement upon the Employee's furnishing the Company with reasonably satisfactory evidence of such expenditures. The Employee shall not incur any unusual or major expenditures without the Company's prior written approval. Without limiting the foregoing, the Employee shall not, without the Company's prior written approval, incur any travel expenses (including the cost of transportation, meals, and lodging) in excess of Fifteen Thousand United States Dollars (U.S.$15,000) in the aggregate for any one trip. Notwithstanding anything else to the contrary in this Agreement, the obligation of the Company to reimburse the Employee for expenses duly incurred pursuant to this Section 5.1 shall survive the termination or expiration of this Agreement and the death or disability of the Employee.


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      5.2.  The Company  shall also  furnish  the  Employee  with an  automobile allowance in the amount of Five Hundred United States Dollars (U.S.$500.00) per month until the earlier of the expiration or termination of this Agreement.

6.    Benefits.

      6.1. The Company shall provide the Employee, at the Company's expense, with medical, hospital, and disability insurance that is not less favorable than that which it provides to any other executive employee of the Company.

      6.2. The Employee shall be entitled to 20 days vacation during each calendar year (January 1 to December 31) in addition to weekends and any holidays that the Company observes. Unused vacation days and holidays may be accrued from one year to the next up until the earlier of the termination or expiration of this Agreement. At the Employee's sole option, the Company shall pay the Employee for any unused vacation days and holidays that may have accrued to the end of any calendar year or the earlier of the termination or expiration of this Agreement within three (3) days after the Employee provides the Company with written notice of the amount due pursuant to this
            Section 6.2. In the event of the Employee's death or disability, the Company shall pay the Employee for any unused vacation days and holidays that may have accrued up until the date of death or disability of the Employee within three (3) days of any such date. The amount due for each unused vacation day or holiday shall be calculated by dividing the Employee's annual salary then in effect by two hundred thirty (230) days.

      6.3. The Employee's salary and other rights and benefits under this Agreement shall not be suspended or terminated because the Employee is absent from work due to illness, accident or other disability; but the Company may deduct from the Employee's salary under Section
            4.1 any payment received by the Employee under any disability insurance purchased by the Company, other than disability insurance mandated by applicable state law, which the Company provides the Employee pursuant to Section 6.1 (the "Disability Insurance Payment"). In calculating deductions to the Employee's salary, Disability Insurance Payments shall first be apportioned to the weekly pay periods and then deducted from the weekly salary installments due the Employee pursuant to Section 4.1. In no event shall Disability Insurance Payments received by the Employee from any insurance company be used to reduce any other amounts that may be due to the Employee during or after the termination or expiration of this Agreement. The provisions of this Section 6.3 shall not limit or affect the rights of the Company under Section 7.


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7.    Death And Disability.

      7.1. If the Employee dies prior to expiration of the term of his employment, all obligations of the Company to the Employee shall cease as of the date of the employee's death except as otherwise provided for in this Agreement.

      7.2. If the Employee is unable to perform substantially all of his duties under this Agreement because of illness, accident, or other disability (collectively referred to as "Disability"), and the Disability continues for more than three (3) consecutive months or an aggregate of more than six (6) months during any 12-month period, then the Company may suspend its obligations to the Employee under Sections 4.1 and 4.2 for a period of up to three (3) months (the "Suspension Period"). The Suspension Period will commence on the date the Company sends the Employee a written notice stating that Suspension Period has commenced (the "Suspension Commencement Date"). The Suspension Period shall terminate at such time that the Disability has, in fact, ended and the Employee has returned to the Company and performs substantially all his duties under this Agreement at which time the suspension of the Company's obligations under Sections 4.1 and 4.2 shall end. In the event that the Disability has not ended and the Employee has not returned to the Company and does not perform substantially all his duties under this Agreement before the end of the Suspension Period, the Company shall have the right to terminate the Employee upon written notice.

      7.3. If the Company suspends its obligations under Section 7.2, then for each year ending December 31 during which such suspension is in effect, the additional compensation, if any, to which the Employee is entitled under Section 4.2 shall be that amount which bears the same ratio to the additional compensation to which the Employee would otherwise have been entitled as the number of days in such year during which the suspension was not in effect bears to the total number of days in such year.

      7.4. If the Employee or the Company asserts at any time that the Employee is suffering a Disability, the Company may cause the Employee to be examined by a doctor or doctors selected by the Company, and the Employee shall submit to all required examinations and shall cooperate fully with such doctor or doctors and, if requested to do so, shall make available to them his medical records. The Employee's own doctor may be present at any such examinations.

8.    Results Of The Employee's Services.

      8.1. The Company shall be entitled to and shall own all the results and proceeds of the Employee's services under this Agreement, including, without limitation, all rights throughout the world to any copyright, patent, trademark, or other right and to all ideas, inventions, products, programs, procedures, formats, and other materials of any kind created or developed or worked on by the Employee during his employment by the Company; the same shall be the


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            sole and exclusive  property of the Company;  and the Employee shall not have any right, title, or interest of any nature or kind therein. Without limiting the foregoing, it shall be presumed that any copyright, patent, trademark, or other right and any idea, invention, product, program, procedure, format or material created, developed, or worked on by the Employee at any time during the term of his employment shall be a result or proceed of the Employee's services under this Agreement. The Employee shall take such action and execute such documents as the Company may request to warrant and confirm the Company's title to and ownership of all such results and proceeds and to transfer and assign to the Company any rights which the Employee may have therein.

      8.2. The Employee acknowledges that the violation of any of the provisions of Section 8.1 shall cause irreparable loss and harm to the Company which cannot be reasonably or adequately compensated by damages in an action at law, and, accordingly, that the Company shall be entitled, without posting bond or other security, to injunctive and other equitable relief to enforce the provisions of that Section; but no action for any such relief shall be deemed to waive the right of the Company to an action for damages. The Employee acknowledges that he shall not be entitled to any property rights or co-ownership rights in any assets, intellectual property rights, contracts, customer lists, goodwill, copyright, patent, trademark, or other right or in any opportunity, ideas, inventions, products, programs, procedures, formats, and other materials of any kind belonging to the Company or created, developed, or worked on by the Employee during his employment by the Company.

9.    Change of Control of the Company.

      9.1. If any group of business entities or individuals, which in combination with each other number six (6) or fewer, obtains control of the Company as a result of a sale of stock, merger, sale of substantially all the assets of the Company, or otherwise, then the Employee, at his sole discretion, shall have the right to terminate this Agreement.

      9.2. In the event that the membership of the Board of Directors of the Company changes in such a way that the current Board Members duly serving on the Board of Directors as of the date of this Agreement no longer comprise more than two thirds (?) of the membership of the entire Board of Directors, exclusive of any New Board Member or Board Members added to the Board of Directors who were appointed, nominated, or elected through the efforts of the Employee, then the Employee, at his sole discretion, shall have the right to terminate this Agreement.

      9.3. If the Employee elects to terminate this Agreement pursuant to this Sections 9.1 and 9.2, the Company shall pay in full to the Employee all the amounts and perform all its obligations due the Employee as if the Employee had fully performed his obligations under this Agreement up until the Expiration Date of this Agreement, and the Employee shall be relieved of any future duty to perform pursuant to this Agreement thereafter.


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      9.4.  Any  termination  made by the Employee  pursuant to Sections 9.1 and
            9.2 shall be effective as of the date the notice of such termination is sent to the Company pursuant to Section 17.4.

      9.5. For purposes of Section 9.1, "control of the Company" shall mean a 50% ownership interest in the Company or 50% control of the voting rights of all classes of shares of the Company.

10. Insurance. If the Company desires at any time or from time to time to apply for, in its own name or otherwise, but at its expense, life, health, accident or other insurance covering the Employee, the Company may do so and may take out such insurance for any sum that it deems desirable. The Employee shall have no right, title or interest in or to such insurance. The Employee nevertheless shall assist the Company in procuring the same by submitting from time to time to the customary medical, physical and other examinations, and by signing such applications, statements and other instruments as any reputable insurer may require.

11. No Requirement for Employee to Mitigate Damages. If the Company wrongfully terminates the Employee, or if the Employee terminates his employment because of material breach of this Agreement by the Company, or if the Employee terminates this Agreement pursuant to Section 9 of this Agreement, then the Employee shall not be required to mitigate damages and any income received or earned by the Employee from any source whatsoever after termination of this Agreement shall not reduce the amount of damages obtainable by the Employee from the Company.

12. Negative Covenant. The Employee shall not, during or after the term of this Agreement, disclose to any third person or use or take any personal advantage of any confidential information or any trade secret of any kind or nature obtained by him during the term hereof.

13.   Governing Law; Remedies.

      13.1. This Agreement shall be governed by and construed in all respects in accordance with the laws of the State of New York, except that no choice of law doctrine shall be used to apply the laws of another jurisdiction.

      13.2. The Company and the Employee submit to the jurisdiction of the courts of the State of New York and of the United States located in the County of New York, State of New York, and each agrees not to raise and waives any objection to or defense based on the venue of any such court or forum non conveniens.


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      13.3. The  Company  shall be entitled to  injunctive  and other  equitable relief from the courts as provided in Section 8.2 and as the courts may otherwise determine appropriate; and the Employee agrees that it shall not be a defense to any request for such relief that the Company has an adequate remedy at law.

      13.4. A court of competent jurisdiction, if it determines any provision of this Agreement to be unreasonable in scope, time, or geography, is hereby authorized by the Employee and the Company to enforce the same in such narrower scope, shorter time, or lesser geography as such court determines to be reasonable and proper under all the circumstances.

      13.5. The respective rights and remedies of the parties are cumulative, and the exercise or enforcement of any one or more of them shall not preclude the parties from exercising or enforcing any other right or remedy.

14.   Indemnity.

      14.1. To the extent permitted by law, the Company shall indemnify the Employee against any claim or liability and shall hold the Employee harmless from and pay any expenses (including, without limitation, legal fees and court costs), judgments, fines, penalties, settlements and other amounts arising out of or in connection with any act or omission of the Employee performed or made in good faith on behalf of the Company pursuant to this Agreement, except for acts of gross negligence or willful misconduct or criminal acts. The Company shall not be obligated to pay the Employee's legal fees and related charges of counsel during any period that the Company furnishes, at its expense, counsel to defend the Employee; but any counsel furnished by the Company must be reasonably satisfactory to the Employee. The foregoing provisions shall survive termination of the Employee's employment with the Company for any reason whatsoever and regardless of fault.

      14.2. Without limitation to the foregoing, the Company shall provide the Employee with coverage under the Company's officers' and directors' liability insurance policy, which shall contain such terms and conditions as agreed upon by the Company, covering acts or omissions by the Employee in the performance of his duties to the Company under this Agreement as an officer and, if he serves as such, as a director of the Company. If such insurance is not occurrence-based, the Company shall continue insurance coverage for any potential claims that may be made against the Employee pursuant to this
            Section 14 for a period of one (1) year after his employment with the Company terminates for any reason, except for acts of gross negligence or willful misconduct or criminal acts. The Company's insurance policy shall protect against and pay $1,000,000 for each loss and in aggregate for all losses (inclusive of defense costs, charges, and expenses) for each policy period with a retention of $150,000 for each claim. The Employee shall have nonexclusive coverage under the Company's directors' and officers' liability insurance policy as an "Insured Person," which definition shall include, but not be limited to, any past, present, or future director or officer of the Company. The Employee acknowledges that any payments that may be made pursuant to the directors' and officers' liability insurance policy may be limited as a result of payments made to any other past, present, or future director or officer of the Company, retention limits, and coverage limits.


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15.   Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance is held invalid, the remainder of this Agreement, and the application of such provision other than to the extent it is held invalid, shall not be invalidated or affected thereby.

16. Waiver. No failure by the parties to this Agreement to insist upon the strict performance of any term or condition of this Agreement or to exercise any right or remedy available to them shall constitute a waiver. No breach or default of any provision of this Agreement shall be waived, altered, or modified, and the parties may not waive any of its rights, except by a duly executed written instrument. No waiver of any breach or default shall affect or alter any term or condition of this Agreement, and such term or condition shall continue in full force and effect with respect to any other then existing or subsequent breach or default thereof.

17.   Miscellaneous.

      17.1. Amendments. This Agreement may be amended only by an instrument in writing signed by the Company and the Employee.

      17.2. Binding Effect; Assignment. Neither the Company nor the Employee may, without the other's prior written consent, transfer or assign any of its or his rights or obligations under this Agreement, and any such transfer or assignment or attempt thereat without such consent shall be null and void. In the event that the Company does transfer or assign any of its rights and obligations under this Agreement with the prior written consent of the Employee pursuant to this Section 17.2, such assignment and transfer shall be enforceable provided that the Company shall not be released from any of its obligations under this Agreement, and any transferee or assignee shall agree in writing to assume all the obligations of the Company hereunder.

      17.3. Successors. This Agreement shall be binding upon and inure to the benefit of permitted successors and assigns, heirs, executors, and administrators of the respective parties.

      17.4. Notices. All notices under or in connection with this Agreement shall be in writing and may be delivered personally or sent by certified or registered mail, return receipt requested, by a recognized overnight courier, or by facsimile transmission to the parties at their addresses and facsimile numbers set forth below or to such other addresses and fax numbers as to which notice is given:


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                  (a) if to the Company:

                     Brooklyn Cheesecake & Desserts Company, Inc.
                     20 Passaic Avenue
                     Fairfield, New Jersey 07004
                     Facsimile: 973-808-0203

                  (b) if to the Employee:

                     Ronald L. Schutte
                     360 Hollywood Avenue
                     Yonkers, New York 10707
                     Facsimile: 914-961-3896

            Notice shall be deemed given upon receipt.

      17.5. Headings. Section headings are for purposes of convenient reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

      17.6. Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes any and all prior agreements or understandings, whether written or oral, between them. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein.

      17.7. Pronouns. All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the identity of the person or persons may require.

      17.8. Rules of Construction. Each of the parties hereto has reviewed this Agreement and agrees that the normal rule of construction that any ambiguity or uncertainty in a writing be interpreted against the party drafting the writing shall not apply in any action or proceeding involving this Agreement.

      17.9. Acknowledgment. The parties hereto acknowledge that they have read and understand this Agreement and agree to be bound by its terms and conditions. Employee acknowledges that he has been duly informed that he should review this Agreement with his independent counsel. Employee further acknowledges that he has had the opportunity to consult with his independent counsel.

      17.10.Execution. This Agreement may be executed in counterparts, and as so executed shall constitute one agreement binding on the parties.

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

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Company:
Brooklyn Cheesecake & Desserts Company, Inc.


By:
   -----------------------------
Name: Ronald L. Schutte
Title:   Chief Executive Officer


Employee:

By:
   -----------------------------
Name: Ronald L. Schutte


CONFIRMATION

IN WITNESS WHEREOF, on behalf of and upon due authorization from the Board of Directors of Brooklyn Cheesecake & Desserts Company, Inc. ("Company"), the director below has read and understands, and hereby approves, confirms, and ratifies this Agreement on behalf of the Board of Directors as of the date first written above; and the director below further approves, confirms, and ratifies on behalf of the Board of Directors the execution and delivery of this Agreement and all the acts by Ronald L. Schutte performed on behalf of the Company in connection with this Agreement.


By:
   -----------------------------
Name: Carmelo L. Foti
Title: Director


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